Amended and Restated
Shareholder Maintenance Agreement

This Amended and Restated Shareholder Maintenance Agreement ("Agreement") is entered into this 28th day of November, 2001 , by and between The AAL Mutual Funds, a Massachusetts Business Trust, ("The Funds"), and AAL Capital Management Corporation, a Delaware Corporation ("CMC").

WHEREAS, The Funds and CMC entered into a Shareholder Maintenance Agreement dated April 1, 1995, as modified by various amendments that have been approved by the Funds and CMC and

WHEREAS, The Fund’s Board of Trustees (“Board of Trustees”) desires to provide shareholders of The Funds certain shareholder services now commonly provided in the mutual fund industry ; and

WHEREAS, a majority of the Board of Trustees, including all of the disinterested Trustees, have annually approved the Shareholder Maintenance Agreement between The Funds and CMC, and in so approving, made the following findings:

  The Agreement is in the best interest of The Funds and its shareholders;

  The services described in the Agreement are necessary for the operation of The Funds and are not services that are appropriately funded by fees paid under The Funds' Rule 12b-1 Distribution Plan;

  CMC can provide services, the nature and quality of which are at least equal to those provided by others offering the same or similar services;

  The fees for such services are fair and reasonable in light of the usual and customary charges made by others for the same or similar services; and

  CMC has the knowledge and experience concerning the operations of The Funds that would enable it to provide a quality of service not currently available from a third party, and

WHEREAS, the Funds desire CMC to render the service to the Funds in the manner and on the terms and conditions hereinafter set forth with respect to each of the Funds’ Series identified on Schedule A attached hereto, as modified from time-to-time by the mutual consent of the parties.

WHEREAS, the Funds and CMC now wish to amend and restate the 1995 Shareholder Maintenance Agreement to incorporate various amendments and terms they have agreed upon and other related matters.

NOW THEREFORE, the parties agree to amend and restate the Shareholder Maintenance Agreement as follows:

  Description of Services. CMC shall provide certain shareholder services, including:
          1.1     Operating  a toll-free  telephone  number  staffed by  licensed  investment professionals  at least 9 hours per day. The  assistance  provided  will include providing current account information as well as explanation and assistance with
                The Funds’ procedures and practices;

        1.2     Operating a recording system, staffed by licensed investment  professionals, to facilitate  shareholder telephone transactions and serve as documentation for such transactions;

        1.3     Providing  trained  personnel  to research and answer  shareholder  written correspondence and requests for documents directed to The Funds;

        1.4     Providing, on or before May 1, 1995, the hardware,  software programming and maintenance,  to  operate  a 24  hour  Voice  Response  Unit  (VRU)  to  provide shareholders with 24 hour access to basic Fund and account information;

        1.5     Quality control of all new accounts;

        1.6     Pre-processing of all new accounts and subsequent orders received by CMC;

        1.7     Availability and maintenance of a computerized application for new account purchases; and

        1.8     Electronic Funds processing.

        1.9     Shareholder correspondence.
  Payment for Services. The fee payable to CMC is the difference between the standard full service fee schedule of PFPC, Inc. (PFPC) and the fees currently charged to the Funds by PFPC for active shareholder accounts, or as otherwise agreed to by parties, plus reimbursement for actual out-of-pocket expenses incurred by CMC in the course of providing such services, including, without limitation, expenses for telephone services and postage. The current fee is reflected in Schedule B of this Agreement. The rate of this fee and the amounts reimbursed to CMC for out-of-pocket expenses shall be reviewed no less frequently than annually by the Board of Trustees, at such time as said Board reviews the Funds’ contract with PFPC. Fees under this Agreement shall be accrued daily and payable monthly.

  Employees. All personnel assigned by CMC to perform services under the Agreement will be employees of CMC. CMC will be considered, for all purposes, an independent contractor, and it will not directly or indirectly make any commitment or incur any liabilities on behalf of The Funds without prior written consent from an authorized Officer of the Funds.

  Term of Agreement. The term of this Agreement shall begin on the date first above written, and, will continue in effect from year-to-year as it pertains to each series, subject to the termination provisions and all other terms and conditions hereof, so long as such continuation shall be specifically approved at least annually by the Board of Trustees of the Fund or by vote of a majority of the outstanding voting securities of such series and, concurrently with such approval by the Board of Trustees or prior to such approval by the holders of the outstanding voting securities of such series, as the case may be, by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees of the Fund who are not parties to this Agreement or interested persons of any such party.

  Termination of Agreement. This Agreement may be terminated by any party hereto either as it pertains generally to all of the series or as it pertains to a particular series, without the payment of any penalty, upon 60 days’ prior notice in writing to the other party; provided, that in the case of termination by the Fund such action shall have been authorized by resolution of a majority of the Trustees of the Fund who are not parties to this Agreement or interested persons of any such party, or by vote of a majority of the outstanding voting securities of each series affected by such termination.

  Miscellaneous.
        6.1     Services by Others.  CMC may, at its cost, subcontract with others to better  provide  shareholders  with the services  described  in this  Agreement;
                provided CMC shall be responsible for the  performance by such third  party(ies)
                as though CMC had directly provided the service.

        6.2     Ownership  of  Records.  CMC shall maintain all records arising from services  provided  hereunder and required to be maintained and preserved by The
                Funds pursuant to all applicable laws and regulations. CMC shall surrender these records promptly upon request of The Funds.

        6.3     Reports  to The Board of  Trustees.  CMC shall  provide the Board of
                Trustees,  at such times as it may request,  information  concerning  CMC’s performance  under this  Agreement,  including  information as to costs actually incurred and the volume and nature of shareholder contacts.

        6.4     Services to Others.  Nothing  contained herein shall limit CMC or any affiliate  from  providing  services  to third  parties  or to  engage  in other business activities.

        6.5     Agreement  Binding only on Trust  Property.  CMC understands that the obligations  of this  Agreement are not binding on any  shareholder of The Funds personally,  but bind only The Funds’  property. CMC represents that it has notice of The Funds’ Declaration of Trust disclaiming shareholder liability for acts and obligations of The Funds.

        6.6     Law and  Enforceability.  This Agreement shall be construed according to the laws of the State of Wisconsin and the invalidity or  unenforceability of any provision shall not affect or impair any other provisions.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers, effective the date first above written.

ATTEST:                                         THE AAL MUTUAL FUNDS

/s/Rodney A. DeWalt                             /s/Robert G. Same
--------------------------------                --------------------------------
Rodney A. DeWalt, Assistant Secretary           Robert G. Same, President

ATTEST:                                         AAL CAPITAL MANAGEMENT CORPORATION

/s/Brett L. Agnew                               /s/Robert G. Same
--------------------------------                --------------------------------
Brett L. Agnew, Assistant Secretary             Robert G. Same, President

SHAREHOLDER MAINTENANCE AGREEMENT
SCHEDULE A
(amended and restated November 28 , 2001)

  The AAL Technology Stock Fund
  The AAL Aggressive Growth Fund
  The AAL Small Cap Stock Fund
  The AAL Small Cap Index Fund II
  The AAL Small Cap Value Fund
  The AAL Mid Cap Stock Fund (f/k/a The AAL Smaller Company Stock Fund)
  The AAL Mid Cap Index Fund
  The AAL Mid Cap Index Fund II
  The AAL International Fund
  The AAL Capital Growth Fund
  The AAL Large Company Index Fund
  The AAL Large Company Index Fund II
  The AAL Equity Income Fund (f/k/a/ The AAL Utilities Fund)
  The AAL Balanced Fund
  The AAL High Yield Bond Fund
  The AAL Municipal Bond Fund
  The AAL Bond Fund
  The AAL Bond Index Fund
  The AAL Money Market Fund
  The AAL U.S. Government Zero Coupon Target Fund, Series 2006

SHAREHOLDER MAINTENANCE AGREEMENT
SCHEDULE B
(amended and restated November 28 , 2001)

Current Shareholder Maintenance Fee

      $3.50 plus out-of-pocket expenses incurred by AAL Capital Management Corporation

      Out-of-pocket expenses include but are not limited to:

  cost of telephone services
  mail costs including postage and overnight delivery
  incoming and outgoing wire charges
  expenses incurred at the direction of the Fund(s)